UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2009 (February 12, 2009)
Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500 Overland Park, Kansas 66210
(Address of principal executive offices)

(913) 234-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 12, 2009, QC Holdings, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes three non-GAAP financial measures that management uses and that the company believes may be useful to investors: (i) adjusted net income, (ii) adjusted net income per share, and (iii) adjusted EBITDA.  Adjusted net income is calculated as net income plus the after tax effect of 2008 ballot referendum initiatives in Arizona and Ohio and the costs and charges associated with activities to close an unusually high number of branches in first quarter 2007 (the majority of which were consolidated into nearby branches) and to terminate the de novo process on eight branches never opened, as well as costs to close the eight Oregon branches in second quarter 2007.  Adjusted EPS is calculated as adjusted net income on a fully diluted per share basis.  Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, non-cash gains or losses associated with property dispositions and discontinued operations. For the three months and year ended December 31, 2008, the 2008 referendum expenditures have been excluded from the computation.  For the year ended December 31, 2007, the pre-tax costs and charges associated with the unusually high number of branch closings/consolidations in first quarter 2007 and the closing of the company’s eight Oregon locations have been excluded from the computation. Reconciliations of each of these non-GAAP measures are included in schedules to the press release filed with this report.

These non-GAAP financial measures are intended to supplement the company’s financial information prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) included in the press release by providing management and investors with additional insight regarding results of operations.  Management uses adjusted net income in its strategic planning for the company and in evaluating the results of operations of the company.  Management believes the adjusted net income measure may be similarly useful to investors when evaluating financial results of the company for comparable periods because the Company has never undertaken ballot referendum efforts in the past and the level of expenditures was significant. Similarly, with respect to 2007, the number of branch closings was unusually high, which is not consistent with the normal practice of evaluating and periodically closing a handful of branches each year.  Additionally, certain of these branch closing costs represent significant non-cash charges in computing GAAP net income.  For the same reasons, management also computes and uses adjusted earnings per share.

Management recognizes that its use of adjusted net income and adjusted EPS, as with any non-GAAP financial measure, has various limitations, including the fact that an adjusted item may be a normally recurring expense for the company or may involve the actual use of cash.  Nonetheless, management believes that these adjusted net income and adjusted EPS measures provide additional insight for investors into the operating results and business trends of the company.  A reconciliation of adjusted net income and adjusted EPS to net income and net income per share is included in the schedules to the press release filed with this report.

Management also uses adjusted EBITDA as a non-GAAP performance measure.  Management regularly reviews EBITDA as it assesses its current and prospective operating results.  Management uses adjusted EBITDA in its strategic planning for the company and in evaluating the results of operations of the company.  The compensation committee has used adjusted EBITDA in evaluating the performance of the company and management and in determining certain components of executive compensation, including performance-based annual incentive programs.  Management calculates adjusted EBITDA as income from continuing operations before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property dispositions (and for the three months and year ended December 31, 2007 and 2008, the 2008 referendum expenditures and the 2007 costs and charges associated with the activities to close the unusually high number of branches).  Management believes adjusted EBITDA is useful to management and may be useful to investors because certain of the adjusted items represent non-cash charges to net income, and certain of the adjusted items can fluctuate significantly from period-to-period, due in part to the timing of equity-based awards for compensation purposes.

Management recognizes that its use of adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash.  Nonetheless, management believes that this adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.

The information in Item 2.02 of this report and in the exhibit attached to this report is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date of this report, regardless of any general incorporation language in that filing.

Item 8.01.  Other Events.

On February 9, 2009, the company’s board of directors declared a regular quarterly cash dividend of 5 cents per common share. The dividend is payable March 9, 2009, to stockholders of record as of February 23, 2009.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	QC Holdings, Inc. Press Release issued February 12, 2009, reporting the three months and year ended December 31, 2008 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date:	February 12, 2009

		By:	/s/ Douglas E. Nickerson
		Name:	Douglas E. Nickerson
		Title:	Chief Financial Officer
(Principal Financial and Accounting
Officer)